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EXHIBIT NO. 11 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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

                                                     Three Months Ended

                                                       March 31, 1996
                                                       --------------

Net income                                                    $941
                                                        ==========

Weighted average shares outstanding                      4,058,843

Common stock equivalents due to dilutive effect
     of stock options                                       30,037
                                                        ----------

Total weighted average common shares and
     equivalents outstanding                             4,088,880
                                                        ==========

Primary earnings per share                                   $0.23
                                                        ==========

Total weighted average common shares and                 4,088,880
     equivalents outstanding

Additional  dilutive  shares  using the end
     of period  market  value  versus the
     average market value when applying the
     treasury stock method                                       0
                                                        ----------

Total weighted average common shares and
     equivalents outstanding for fully
     diluted computation                                 4,088,880
                                                        ==========

Fully diluted earnings per share                             $0.23
                                                        ==========
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